UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    April 17, 2006

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

The following description amends the description of the actions approved by the Executive Compensation Committee (the “Committee”) of the Board of Directors of WCI Communities, Inc. (“WCI”) on January 30, 2006, which amends the description contained in the Form 8-K filed on February 3, 2006.

CEO Compensation

On January 30, 2006, the Committee approved the following changes in 2006 compensation for Jerry Starkey, Chief Executive Officer and President of WCI:

The Committee approved a change to Mr. Starkey’s bonus target for 2006 which will allow up to 200% of target (i.e., 300% of his base salary) to be earned for a maximum bonus of 600% of his base salary, which bonus is payable all in cash.

Mr. Starkey was granted 150,400 Stock Appreciation Rights (“SARs”) to be settled in stock, and 53,333 performance shares subject to the terms and conditions set out in the Three Year Performance Share Plan (the “Performance Plan”) with the same performance goals established for senior management employees at the January 30, 2006 Committee meeting, and described below. The Performance Plan is part of the 2004 Stock Incentive Plan of WCI, approved by the Shareholders on May 20, 2004 and was described in the 2005 Proxy Statement.

Performance Share Plan

On January 30, 2006, the Committee, pursuant to the 2004 Stock Incentive Plan of WCI, approved Cycle 2 under the Performance Share Plan (i.e., fiscal years 2006, 2007 and 2008) and granted 143,000 shares of WCI common stock to certain senior management employees (excluding the shares granted to Mr. Starkey under the Performance Plan). The performance shares will vest on the third anniversary of the grant (i.e., January 31, 2009), provided WCI achieves certain three year compound annual growth rate targets for net income (“NI”) and earnings per share (“EPS”) and an average return on capital (“ROC”).

A minimum threshold of at least 75% of NI and EPS target goals must be achieved for the three year period or there will be zero vesting of shares for participants for such component goal not achieved. Achievement of 75% of the NI and EPS goals will result in 75% vesting of shares granted. The threshold ROC goal must be achieved or none of the ROC shares will vest. The Performance Plan measures will be weighted 20% to NI, 20% to ROC and 60% to EPS for the three year cycle.

Shares to be awarded under the Performance Plan for 2006 to named executive officers (as defined in Item 402(a) (iii) of Regulation S-K) are as follows: James P. Dietz, fourteen thousand shares (14,000); Christopher J. Hanlon, eleven thousand shares (11,000) and David L. Fry, nine thousand two hundred fifty shares (9,250).

Named Executive Officer Compensation

On January 30, 2006, the Committee also approved the following changes in 2006 salary for the named executive officers: James P. Dietz, $575,000; Christopher J. Hanlon, $550,000; and David L. Fry, $550,000. Mr. Starkey’s salary for 2006 was also approved by the Committee at $1.2 million. This is the same base salary as approved for 2005.

Stock Appreciation Rights

The Committee further awarded stock appreciation right (“SAR”) grants to the named executive officers pursuant to the Company’s 2004 Stock Incentive Plan. The following grants were awarded: Jerry L. Starkey, one hundred fifty thousand four hundred (150,400); James P. Dietz, thirty-four thousand (34,000); David L. Fry, twenty-two thousand five hundred (22,500); and Christopher J. Hanlon, twenty-seven thousand (27,000). The form of Stock Appreciation Right Agreement is attached hereto as Exhibit 10.1.

9.01 Financial Statements and Exhibits

10.1 Stock Appreciation Right Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

Dated: April 17, 2006	By:	/s/ PAUL APPOLONIA
	Name: Title:	Paul Appolonia Senior Vice President, Human Resources

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